   AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of the 27th day of July, 1996 (this "Plan"), by and among FIRST NATIONWIDE HOLDINGS INC., a Delaware corporation (the "Acquiror"), CFB HOLDINGS, INC., a Delaware corporation ("Merger Sub"), CAL FED BANCORP INC., a Delaware corporation (the "Company") and CALIFORNIA FEDERAL BANK, A FEDERAL SAVINGS BANK (the "Bank").

                                  RECITALS:

   A. The Acquiror. The Acquiror has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

   B. Merger Sub. Merger Sub is a corporation in good standing under the laws of the State of Delaware. All the shares of the capital stock of Merger Sub are owned directly by the Acquiror.

   C. The Company. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with its principal executive offices located in Los Angeles, California. The Company has 100,000,000 authorized shares of common stock, par value $1.00 per share ("Company Common Stock"), of which 49,396,947 shares were outstanding as of the date hereof, and 25,000,000 authorized shares of preferred stock, par value $.01 per share, of which no shares were outstanding as of June 30, 1996 (no other class of capital stock of the Company being authorized). The Company is a savings and loan holding company duly registered under the Home Owners' Loan Act of 1933, as amended ("HOLA"), and owns 100% of the outstanding common stock of the Bank. As of the date hereof, the Company had (i) an aggregate of 3,656,433 shares of Company Common Stock reserved for issuance upon exercise of stock options, warrants or other rights granted pursuant to its 1995 Employee Stock Incentive Plan, its 1995 Non-Employee Director Stock Option Plan, the Bank's 1983 Stock Incentive Plan, the Bank's 1993 Stock Incentive Plan and the Bank's 1994 Non-Employee Director Stock Option Plan (collectively, the "Company Stock Plans"), (ii) 18,407 shares of Company Common Stock reserved for issuance upon conversion of the 6 1/2% Convertible Subordinated Debentures Due 2001 (the "6 1/2% Subordinated Notes") of XCF Acceptance Corporation, a California corporation and a wholly owned subsidiary of the Bank, and (iii) 100,000 shares of the Company's Series RP Preferred Stock reserved for issuance pursuant to exercise of the Purchase Rights (as defined below). As of the date hereof, the Bank has 5,075,549 authorized and 4,941,498 issued and outstanding contingent litigation recovery participation interests (the "Participation Interests"), each of which represents the right to receive in cash five millionths of one percent (0.000005%) of the Litigation Recovery (as defined in the certificates evidencing the Participation Interests) in the Bank's litigation against the United States, California Federal Bank v. United States, Civil Action No. 92-138C (the "Goodwill Litigation"). Unless the context otherwise requires, all references herein to the Company Common Stock shall be deemed to include the corresponding rights (the "Purchase Rights") to purchase from the Company, for each share of Company Common Stock held, one-thousandth of a share of the Company's Series RP Preferred Stock, par value $.01 per share, pursuant to the terms and conditions of the Rights Agreement (as defined below).

   D. Rights, Etc. The Compay does not have any shares of its capital stock reserved for issuance, any outstanding option, call or commitment relating to shares of its capital stock or any outstanding securities, obligations or agreements convertible into or exchangeable for, or giving any person any right (including, without limitation, preemptive rights) to subscribe for or acquire from it, any shares of its capital stock (collectively, "Rights") except (i) pursuant to the Option Agreement (as defined below) which is being entered into simultaneously with the execution and delivery of this Plan, (ii) pursuant to the Rights Agreement, dated as of February 16, 1996, between the Company and Chemical Bank, as Rights Agent (the "Rights Agreement"), (iii) subject to
Section 4.23 hereof, the 6 1/2% Subordinated Notes, and (iv) pursuant to stock options or other rights granted pursuant to the Company Stock Plans as previously disclosed to the Acquiror.

   E. The Option Agreement. As an inducement to the willingness of the Acquiror to enter into this Plan, the Company will, immediately after the execution and delivery of this Plan by the parties hereto, enter into a Stock Option Agreement with the Acquiror in the form set forth in Annex 1 (the "Option Agreement"), pursuant to which the Company will grant to the Acquiror an option to purchase authorized but unissued shares of Company Common Stock in an amount equal to 19.9% of the outstanding shares of Company Common Stock upon the terms and conditions therein contained.

   F. Bank Merger Agreement. It is the intention of the Acquiror that, unless otherwise determined pursuant to Section 1.6 hereof, immediately following the Effective Time (as defined in Section 7.1) of the Merger, (i) the Acquiror will contribute all of the shares of capital stock of the Surviving Corporation (as defined below) to its wholly-owned subsidiary, First Nationwide Bank, a Federal Savings Bank ("FNB"), (ii) the Surviving Corporation will be liquidated by FNB, and (iii) FNB will be merged with and into the Bank (the "Bank Merger") immediately thereafter.

   G. Board Approvals. The respective Boards of Directors of the Acquiror, the Company and the Bank have duly approved this Plan and have duly authorized its execution and delivery.

   NOW, THEREFORE, in consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Plan and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                            ARTICLE I. THE MERGER

   SECTION 1.1. Structure of the Merger. On the Effective Date, Merger Sub will merge (the "Merger") with and into the Company, with the Company being the surviving corporation (the "Surviving Corporation"), pursuant to the provisions of, and with the effect provided in, the Delaware General Corporation Law (the "State Corporation Law"). The separate corporate existence of Merger Sub shall thereupon cease. The Surviving Corporation shall continue to be governed by the State Corporation Law and its separate corporate existence with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. At the Effective Time, the certificate of incorporation and by-laws of the Merger Sub, in effect immediately prior to the Effective Time, shall become the certificate of incorporation and by-laws of the Surviving Corporation. At the Effective Time, the directors and officers of Merger Sub shall become the directors and officers of the Surviving Corporation.

   SECTION 1.2. Effect on Outstanding Shares. (a) By virtue of the Merger, automatically and without any action on the part of the holders of Company Common Stock, each share of Company Common Stock issued and outstanding at the Effective Time (other than Excluded Shares (as defined below)) shall become and be converted into the right to receive (i) $23.50 in cash without interest and
(ii) one-tenth of a Secondary Participation Interest (as defined below), provided, however, that no fractional Secondary Participation Interests shall be issued, holders of Company Common Stock who would otherwise receive fractional Secondary Participation Interests shall not be entitled thereto and such holders shall receive their respective pro rata portion of the cash proceeds (net of aggregate commissions and any other selling expenses) obtained from the Exchange Agent (as hereinafter defined) batching such fractional Secondary Participation Interests together with the fractional Secondary Participation Interests that would otherwise be received by holders of options and warrants pursuant to Section 1.5 into the nearest aggregate whole number of Secondary Participation Interests (collectively, the "Batched Secondary Participation Interests") and effecting the sale (the "Batched Sales") of the Batched Secondary Participation Interests on the open market at prevailing prices in accordance with Section 1.3(c) (collectively the consideration described in the foregoing clauses (i) and (ii), including any cash payment from the proceeds of the Batched Sales, is referred to herein as the "Merger Consideration"). As of the Effective Time, each share of Company Common Stock held directly or indirectly by the Acquiror, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, and shares held as treasury stock of the Company, shall be cancelled and retired and cease to exist, and no exchange or payment shall be made with respect thereto.

   (b) The shares of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall become shares of the Surviving Corporation after the Merger and shall thereafter constitute all of the issued and outstanding shares of the capital stock of the Surviving Corporation.

   (c) "Excluded Shares" shall mean (i) shares of Company Common Stock the holder of which (the "Dissenting Stockholder"), pursuant to the State Corporation Law providing for dissenters' or appraisal rights, is entitled to receive payment in accordance with the provisions of such State Corporation Law, such holder to have only the rights provided in such State Corporation Law (the "Dissenters' Shares"), (ii) shares of Company Common Stock held directly or indirectly by the Acquiror, other than shares held in fiduciary capacity or in satisfaction of a debt previously contracted and (iii) shares of Company Common Stock held as treasury stock by the Company.

   SECTION 1.3. Exchange Procedures. (a) At and after the Effective Time, each certificate (each a "Certificate") previously representing shares of Company Common Stock shall represent only the right to receive the Merger Consideration (without interest on the cash portion thereof).

   (b) As of the Effective Time, (i) the Acquiror shall deposit, or shall cause to be deposited, with ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this
Section 1.3, the amount constituting the cash portion of the Merger Consideration to be paid pursuant to Section 1.2, and (ii) the Company shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, one or more certificates representing (x) the Secondary Participation Interests to be distributed to holders of Company Common Stock in exchange for their Certificates pursuant to this Section 1.3 and (y) the Batched Secondary Participation Interests to be sold by the Exchange Agent on behalf of the Company in the Batched Sales pursuant to Sections 1.2 and 1.3(c).

   (c) As soon as practicable after the Effective Time, the Acquiror shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates the following: (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, which shall be in a form and contain any other reasonable provisions as the Acquiror may determine; and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. In addition, as soon as practicable after the Effective Time, the Batched Secondary Participation Interests shall be sold on the open market at prevailing prices by means of the Batched Sales. The Exchange Agent shall be instructed by the Surviving Corporation to effect the Batched Sales on behalf of the Surviving Corporation, through the use of one or more broker-dealers, over a period of time following the Effective Time and in a manner designed not to adversely affect the market prices of the Secondary Participation Interests. Upon the proper surrender of a Certificate to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the cash portion of the Merger Consideration and a certificate representing such number of Secondary Participation Interests which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions hereof, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash portion of the Merger Consideration. In the event of a transfer of ownership of any shares of Company Common Stock not registered in the transfer records of the Company, a check for the cash portion of the Merger Consideration and a certificate representing the applicable number of Secondary Participation Interests may be issued to the transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by documents sufficient, in the reasonable discretion of the Acquiror and the Exchange Agent, (i) to evidence and effect such transfer and (ii) to evidence that all applicable stock transfer taxes have been paid.

   (d) From and after the Effective Time, there shall be no transfers on the stock transfer records of the Company of any shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Acquiror or the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Plan in accordance with the procedures set forth in this Section 1.3.

   (e) Any portion of the aggregate Merger Consideration or the proceeds of any investments thereof that remains unclaimed by the stockholders of the Company for one year after the Effective Time shall be repaid or delivered, as applicable, by the Exchange Agent to the Acquiror. Any stockholders of the Company who have not theretofore complied with this Section 1.3 shall thereafter look only to the Acquiror for payment of their Merger Consideration deliverable in respect of each share of Company

Common Stock such stockholder holds as determined pursuant to this Plan without any interest on the cash portion of the Merger Consideration. If outstanding Certificates are not surrendered or the payment for them not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of the Acquiror (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of the Acquiror, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of Company Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

   (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Plan.

   SECTION 1.4. Dissenters' Rights. Any Dissenting Stockholder who shall be entitled to be paid the "fair value" of his or her Dissenters' Shares, as provided in Section 262 of the State Corporation Law, shall not be entitled to the Merger Consideration, unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the State Corporation Law, and shall be entitled to receive only the payment to the extent provided for by Section 262 of the State Corporation Law with respect to such Dissenters' Shares. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Dissenters' Shares held by such Dissenting Stockholder shall thereupon be treated as though such Dissenters' Shares had been converted into the right to receive the Merger Consideration pursuant to Section 1.2.

   SECTION 1.5. Options. At the Effective Time, each option or warrant granted by the Company pursuant to the Company Stock Plans to purchase shares of Company Common Stock, which is outstanding and unexercised immediately prior to the Effective Time, whether or not then vested and exercisable, shall be terminated and each grantee thereof shall be entitled to receive from the Company, in lieu of each share of Company Common Stock that would otherwise have been issuable upon exercise, (A) an amount in cash computed by multiplying
(i) the difference between (x) $23.50 and (y) the per share exercise price applicable to such option or warrant by (ii) the number of such shares of Company Common Stock subject to such option or warrant, (B) to the extent applicable, the number of Participation Interests reserved for issuance upon exercise of such stock options, and (C) one-tenth of a Secondary Participation Interest for each share of Company Common Stock subject to such option or warrant, provided however, that no fractional Secondary Participation Interests shall be issued, holders of such options or warrants who would otherwise receive fractional Secondary Participation Interests shall not be entitled thereto and such holders shall receive their respective pro rata portion of the aggregate net cash proceeds (determined under Section 1.2) obtained from the Batched Sales. The Company agrees to use its best efforts to take or cause to be taken all action necessary under such options to provide for such termination and payment, including obtaining any necessary consents from grantees. The Company will make the payments required to be made to grantees of options under this Section 1.5 immediately prior to the Effective Time.

   SECTION 1.6. Alternative Structure. Notwithstanding anything in this Plan to the contrary, the Acquiror may specify that, before or after the Merger, the Company, the Acquiror, the Bank and any other subsidiary or affiliate of the Acquiror shall enter into transactions other than those described in Article I hereof in order to effect the purposes of this Plan, and the Company and the Acquiror shall take all action necessary and appropriate to effect, or cause to be effected, such transactions; provided, however, that no such specification may (i) materially and adversely affect the timing of the consummation of the transactions contemplated herein or the tax effect or economic benefits of the Merger to the holders of Company Common Stock, Participation Interests or Secondary Participation Interests, or (ii) cause any event or condition to exist which constitutes or, after notice or lapse of time or both, would constitute a breach of Section 4.20 hereof.

    SECTION 1.7. Issuance of Secondary Participation Interests. Prior to the Effective Date, the Bank shall have issued to the Company and the Company shall have delivered to the Exchange Agent pursuant to Section 1.3, certificates representing the secondary contingent litigation recovery participation interests in substantially the form attached hereto as Annex 4.21(b) (the "Secondary Participation Interests").

                    ARTICLE II. CONDUCT PENDING THE MERGER

   SECTION 2.1 Conduct of the Company's Business Prior to the Effective Time. Except as expressly provided in this Plan or the Option Agreement or as agreed to by the Acquiror, during the period from the date of this Plan to the Effective Time, the Company shall, and shall cause its Subsidiaries (as defined below) to, (i) conduct its business and maintain its books and records in the usual, regular and ordinary course consistent with past practice, (ii) use its commercially reasonable efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the servies of its officers and key employees, (iii) except as required by applicable law, take no action which would adversely affect or delay the ability of the Company, the Bank, the Acquiror, or the Merger Sub to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Plan and (iv) except as required by applicable law, take no action that could be deemed to have a Material Adverse Effect (as defined in Section 3.2 herefo) on the Company. As used in this Plan, the word "Subsidiary" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

   SECTION 2.2. Forbearance by the Company. It is contemplated that during the period from the date of this Plan to the Effective Time, the Company shall continue to operate in accordance with the 1996 Cal Fed Bancorp Inc. Business Plan as in effect on the date hereof, a copy of which has been made available to Acquiror, or the 1997 Cal Fed Bancorp Inc. Business Plan when such a plan is adopted and put into effect. Notwithstanding the foregoing, during the period from the date of this Plan to the Effective Time, and except as contemplated by this Plan (including, without limitation, Section 1.7 hereof) or the Option Agreement or as set forth in Section 2.2 of the Company's Disclosure Letter, the Company shall not, and shall not permit any of its Subsidiaries, without the prior written consent of the Acquiror, to:

     (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person; provided, however, that neither the Company nor any of its Subsidiaries shall incur any indebtedness for borrowed money (including reverse repurchase agreements) with a final maturity date on or after July 28, 1998.

     (b) adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock (except for dividends paid by the Bank to the Company) or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights or grant, sell or issue to any individual, corporation or other person any right or option to acquire, or securities evidencing a right to convert into or acquire, any shares of its capital stock (except for regular quarterly cash dividends on the Series B Preferred Stock (as defined below) at the rate set forth in the certificate of designation for such stock and except pursuant to the Rights Agreement), or issue any additional shares of capital stock except pursuant to (i) the exercise of stock options or warrants outstanding as of the date hereof as previously disclosed to the Acquiror and on the terms in effect on the date hereof, (ii) the Option Agreement and (iii) the conversion of 6 1/2% Subordinated Notes;

     (c) other than in the ordinary course of business consistent with past practice, sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, leases or assets to any person, or cancel, release or assign any indebtedness of any person, except pursuant to contracts or agreements in force at the date of this Plan and disclosed to Acquiror;

      (d) enter into, renew or amend any employment agremeent with any employee or director, increase in any manner the compensation or fringe benefits of any of its employees or directors, or create or institute, or make any payments pursuant to, any severance plan, bonus plan, incentive compensation plan, or package, or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or directors, or become a party to, amend or commit itself to, or otherwise establish any trust or account related to, any Employee Plan (as defined in Section 3.3(o)), with or for the benefit of any employee, other than general increases in compensation in the ordinary course of business consistent with past practice or any amendment to any Employee Plan required by applicable law (provided that the Company shall use its best efforts to minimize the cost of any such amendment as permitted under such applicable law), or voluntarily accelerate the vesting of any stock options or other compensation or benefit;

     (e) other than in the ordinary couse of business consistent with past practice, make any investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any person; provided, however, that no investment or series of related investments shall be made in an amount in excess of $1,000,000 except in (i) securities which would be reported under the caption "cash and cash equivalents" on the Company's consolidated statement of financial condition and (ii) federal government securities with a maturity of not more than two (2) years, provided further, however, that in no event shall the Company or any of its Subsidiaries make any acquisition of equity securities or business operations without the Acquiror's prior consent;

     (f) enter into, renew or terminate any contract or agreement, or make any change in any of its leases or contracts, other than any lease, contract or agreement involving aggregate payments of $250,000 or less per annum, and either (i) having a term of less than or equal to one year or (ii) which may be terminated with notice of thirty days without payment by the Company or any of its Subsidiaries of a fee, penalty or other payment;

     (g) settle any claim, action or proceeding involving any liability of the Company or any of its Subsidiaries for money damages in excess of $250,000, exclusive of contributions from insurers, or involving material restrictions upon the business or operations of the Company or any of its Subsidiaries;

     (h) except in the ordinary course of business, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim;

     (i) make, renegotiate, renew, increase, extend or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except for loans, advances or commitments in amounts (A) less than $1,000,000 made in the ordinary course of business consistent with past practice and made in conformity with all applicable policies and procedures or (B) greater than $1,000,000 if such loans, advances or commitments conform to the Company's present written loan underwriting policies;

     (j) except as contemplated by Section 4.2, change its method of accounting as in effect at December 31, 1995, except as required by changes in generally accepted accounting principles ("GAAP") as concurred in by the Company's independent auditors, or as required by regulatory accounting principles or regulatory requirements;

     (k) enter into any new activities or lines of business, or cease to conduct any material activities or lines of business that it conducts on the date hereof, or conduct any material business activity not consistent with past practice;

     (l) amend its certificate of incorporation, by-laws or other similar governing documents;

     (m) make any capital expenditure other than (A) in accordance with the 1996 Cal Fed Bancorp Inc. Business Plan or the 1997 Cal Fed Bancorp Inc. Business Plan, as applicable, or (B) as necessary to maintain its assets in good repair; provided, however, that no capital expenditure (other than expenditures in accordance with the 1996 Cal Fed Bancorp Inc. Business Plan or the 1997 Cal Fed Bancorp Inc. Business Plan, as applicable) shall be made which individually or in the aggregate with all other capital expenditures exceeds $1,500,000;

      (n) settle, compromise, dismiss or cease prosecution of the Goodwill Litigation; or sell, transfer, assign, distribute or convey all or part of, or otherwise take any action that could reasonably be expected to adversely affect the value of, its rights or interest in the Goodwill Litigation;

     (o) hold any formal meeting with the Appeals Office of the Internal Revenue Service or any similar state taxing authority to settle or compromise any audit, examination or other proceeding with respect to any federal or state income tax liability of the Company or any of its Subsidiaries without prior notification to Acquiror and allowing a representative of Acquiror to attend, but not participate in, such formal meeting;

     (p) execute Form 870-AD or comparable document agreement to the finality of any audit, examination or other proceeding with respect to any federal or state income tax liability of the Company or any of its Subsidiaries; or

     (q) agree to, or make any commitment to, take any of the actions prohibited by this Section 2.2.

   SECTION 2.3 Cooperation. The Company shall cooperate with Acquiror and Merger Sub in completing the transactions contemplated hereby and shall not take, cause to be taken or agree or make any commitment to take any action; (i) that is intended or may reasonably be expected to cause any of its representations or warranties set forth in Article III hereof not to be true and correct, or (ii) that is inconsistent with or prohibited by Section 2.1 or
Section 2.2; except in any case as may be required by law, rule or regulation.

                 ARTICLE III. REPRESENTATIONS AND WARRANTIES

   SECTION 3.1 Disclosure Letters. On or prior to the date hereof, the Company has delivered to the Acquiror, and the Acquiror has delivered to the Company, a letter (as the case may be, its "Disclosure Letter") setting forth, among other things, facts, circumstances and events the disclosure of which is required or appropriate in relation to any or all of its representations and warranties (and making specific reference to the Section of this Plan to which they relate); provided, however, that the mere inclusion of a fact, circumstance or event in a Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect (as defined in Section 3.2).

   SECTION 3.2 Definitions. As used in this Plan, (A) the term "Material Adverse Effect" means an effect which (i) is material and adverse to the business, properties, assets, liabilities, financial condition or results of operations of the Company or the Acquiror, as the context may dictate, and its Subsidiaries taken as a whole, or (ii) significantly and adversely affects the ability of the Company or the Acquiror, as the context may dictate, to consummate the Merger by March 31, 1997 (or such later date as provided in Section 6.1(c)), or to perform its material obligations hereunder, provided however, that any actions taken by the Company or any of its Subsidiaries at the request of Acquiror with respect to the matters described in Sections 4.2 or 4.24 of this Plan or the Benefits Letter (as defined in Section 4.3 hereof) or any consequences of such actions shall not, individually or in the aggregate, constitute a Material Adverse Effect on the Company; and (ii) the term "to the best knowleddge of the Company" means the actual knowledge of the following officers of the Company: the President and Chief Executive Officer, the Executive Vice President, Controller and Co-Principal Financial Officer, the Executive Vice President, Treasurer and Co-Principal Financial Officer, the Executive Vice President, General Counsel and Secretary, the Executive Vice Persident--Human Resources and Administration and the Executive Vice President--Investor Relations; the Executive Vice President--Retail Bank, the Executive Vice President--Residential Lending and the Executive Vice President--Credit Cycle Management.

   SECTION 3.3 Representations and Warranties of the Company. The Company represents and warrants to the Acquiror that:

     (a) Recitals True. The facts set forth in the Recitals of this Plan with respect to the Company are true and correct in all material respects.

     (b) Capital Stock. All outstanding shares of capital stock of the Company and its Subsidiaries are duly authorized, validly issued and outstanding, fully paid and non-assessable, and subject to no preemptive rights. As of the date hereof, the Bank has 100,000,000 authorized shares of common stock, par value $1.00 per share, of which 100 shares are issued and outstanding, and 25,000,000 authorized shares of preferred stock of which 3,800,000 shares have been designated and 150,403 formerly issued shares of 7 3/4% Noncumulative Convertible Preferred Stock, Series A have been called, but are unexchanged, and 1,725,000 shares have been designated and 1,725,000 shares are issued and outstanding as 10 5/8% Noncumulative Perpetual Preferred Stock, Series B (the "Series B Preferred Stock"). Except for the Series B Preferred Stock, the shares of capital stock of each of the Company's Subsidiaries are owned directly or indirectly by the Company free and clear of all liens, claims, encumbrances and restrictions on transfer, and there are no Rights with respect to such capital stock.

     (c) Qualification. Each of the Company and its Subsidiaries has the power and authority, and is duly qualified in all jurisdictions where such qualification is required, to carry on its business as it is now being conducted and to own all its properties and assets, and it has all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted.

     (d) Subsidiaries. The only Subsidiaries of the Company are those listed on
    Section 3.3(d) of the Company's Disclosure Letter. The Bank is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States of America. The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Savings Association Insurance Fund (the "SAIF") to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by the Bank. Each of the other Subsidiaries of the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The minute books of the Company and each of its Subsidiaries contain true, complete and accurate records in all material respects of all meetings and other corporate actions held or taken since December 31, 1993 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

     (e) Authority and Stockholder Approvals.

        (i) Each of the Company and the Bank has the requisite corporate power and authority to execute and deliver this Plan and, subject to the receipt of all necessary stockholder and regulatory approvals, consents or nonobjections, as the case may be, and to the receipt by the Bank of board and stockholder approval (collectively, the "Bank Merger Approval") to the definitive documents to be used to effect the Bank Merger (the "Bank Merger Documents"), to consummate the transactions contemplated hereby. Subject in the case of the Company to the receipt of required stockholder approval of this Plan by the holders of the Company Common Stock and in the case of the Bank to the receipt of the Bank Merger Approval, the execution and delivery of this Plan and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of the Company and the Bank. This Plan has been duly and validly executed and delivered by each of the Company and the Bank and (assuming due authorization, execution and delivery by the Acquiror) constitutes a valid and binding agreement of the Company and the Bank enforceable against each entity in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        (ii) The affirmative vote of at least a majority of the outstanding shares of Company Common Stock entitled to vote on this Plan is the only vote of holders of any of the capital stock of the Company or any of its Subsidiaries required for approval of this Plan and consummation of the Merger.

     (f) No Violations; Consents and Approvals.

        (i) Neither the execution, delivery and performance of this Plan by the Company or the Bank nor the consummation by the Company or the Bank of the transactions contemplated hereby will constitute (A) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries (or any of their respective properties) is subject, or enable any person to enjoin the Merger, the Bank Merger or the other transactions contemplated hereby and thereby, (B) a breach or violation of, or a default under, the certificate of incorporation or by-laws or similar organizational documents of the Company or any of its Subsidiaries or (C) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be bound or affected, provided, however, that with respect to the Bank and the Bank Merger, the foregoing representation is subject to the execution and delivery of the Bank Merger Documents and the receipt of Bank Merger Approval.

        (ii) Except for (A) the filing of an application with the Office of Thrift Supervision (the "OTS") and approval of such application, (B) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement in definitive form relating to the meeting of the Company's stockholders to be held in connection with this Plan and the transactions contemplated hereby (the "Proxy Statement"), (C) the adoption of the agreement of merger (within the meaning of Section 251 of the State Corporation Law) contained in this Plan by the requisite vote of the stockholders of the Company, (D) the filing of the certificate of merger with the Secretary of State of the State of Delaware pursuant to the State Corporation Law (the "Certification of Merger"), (E) the consents and approvals set forth in Section 3.3
       (f)(ii) of the Company's Disclosure Letter, (F) the filing with the OTS of a registration statement covering the issuance and distribution of the Secondary Participation Interests and the declaration of the effectiveness of such registration statement, and (G) such consents and approvals of third parties which are not Governmental Entities (as defined below) the failure of which to obtain will not have and would not be reasonably expected to have a Material Adverse Effect on the Company, no consents or approvals of, or filings or registrations with, any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with the execution and delivery by the Company of this Plan and the Option Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby, and the Company knows of no reason why the Requisite Regulatory Approvals (as defined in Section 5.1(b)) should not be obtained.

     (g) Financial Statements. The Company has previously made available to the Acquiror copies of (i) the consolidated statements of financial condition of the Bank and its Subsidiaries as of December 31 for the fiscal years 1994 and 1995, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, as reported in the Bank's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the OTS under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent auditors with respect to the Bank, (ii) the unaudited consolidated statements of financial condition of the Company and its Subsidiaries as of March 31, 1995 and March 31, 1996 and the related unaudited consolidated statements of operations and cash flows for each of the three-month periods then ended, as reported in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1996 filed with the SEC under the Exchange Act, and (iii) the unaudited internal report to the Company's Board setting forth financial results for the six months ended June 30, 1996. The December 31, 1995 consolidated statement of financial condition of the Bank (including the related notes, where applicable) fairly presents the consolidated financial position of the Bank and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 3.3(g) (including the related notes, where applicable) fairly present, and the financial statements referred to in
    Section 4.17 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of the entity or entities to which they relate for the respective fiscal periods or as of the respective dates therein set forth. Each of such statements (including the related notes, where applicable) complies, and the financial statements referred to in Section 4.17 hereof will comply, in all material respects, with applicable accounting requirements and with the published rules and regulations of the OTS or the SEC, as applicable, with respect thereto, and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 4.17 will be, prepared in accordance with GAAP consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q.

     (h) Company Reports.

        (i) The Company has previously made available to the Acquiror an accurate and complete copy of each (A) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1994 by the Company with the SEC, or filed by the Bank with the OTS, as the case may be, pursuant to the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act (the "Company Reports") and (B) communications mailed by the Company or by the Bank, as the case may be, to its stockholders since January 1, 1994, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Except as set forth in Section 3.3(h)(i) of the Company's Disclosure Letter, each of the Company and the Bank has timely filed all Company Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Company Reports complied in all material respects with the published rules and regulations of the SEC or the OTS, as applicable, with respect thereto.

        (ii) The Company and each Company Subsidiary have each timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 1993 with (i) the SEC, (ii) the OTS, (iii) the FDIC,
       (iv) the SAIF, (v) the Federal Housing Finance Board ("FHFB"), (vi) the Federal Home Loan Bank of San Francisco ("FHLBSF"), (vii) any state banking commission or other regulatory authority ("State Regulator"), and (viii) the National Association of Securities Dealers, Inc. and any other self-regulatory organization ("SRO") (collectively, the "Regulatory Agencies"), and all other material reports and statements required to be filed by them since December 31, 1993, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, the OTS, the FDIC, SAIF, FHFB, FHLBSF, any State Regulator or any SRO, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of the Company and its Subsidiaries, and except as set forth in Section 3.3(h)(ii) of the Company's Disclosure Letter, no Regulatory Agency has initiated any proceeding or, to the best knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries since December 31, 1995. Except as set forth on Section 3.3(h)(ii) of the Company's Disclosure Letter, there is no unresolved material violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries.

     (i) Absence of Certain Changes or Events. Except as disclosed in the Company Disclosure Letter or the Company Reports filed prior to the date of this Plan, true and complete copies of which have been provided by the Company to the Acquiror, since December 31, 1995, (A) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with past practice, and (B) there has not been any change in the assets, liabilities, financial condition, properties, business, or results of operations of the Company or its Subsidiaries, or any occurrence, development or event of any nature (including without limitation any earthquake or other Act of God), which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company.

(j) Taxes.

   (i) Except as set forth in Section 3.3(j) of the Company Disclosure Letter.
(A) all material Tax Returns required to be filed by or on behalf of the Company or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects; (B) all Taxes shown on such Tax Returns have been paid in full or adequate provision has been made for any such Taxes in the financial statements of the Company and its Subsidiaries (in accordance with GAAP); (C) there is no audit examination, deficiency assessment, or refund litigation currently pending with respect to any Taxes of the Company or any of its Subsidiaries; (D) all Taxes due with respect to completed and settled examinations or concluded litigation relating to the Company or any of its Subsidiaries have been paid in full or adequate provision has been made for any such amounts in the financial statements of the Company and its Subsidiaries (in accordance with GAAP); (E) no extensions or waivers of statutes of limitations have been given by or requested with respect to any Taxes of the Company or any of its Subsidiaries; and (F) there are no material liens for Taxes upon the assets or property of any of the Company or its Subsidiaries except for statutory liens for current Taxes not yet due.

   (ii) As used in this Plan, (A) the term "Tax" or "Taxes" means taxes and other impost, levies, assessments, duties, fees or charges imposed or required to be collected by any federal, state, county, local, municipal, territorial or foreign governmental authority or subdivision thereof, including, without limitation, income, excise, gross receipts, ad valorem, profits, gains, property, sales, transfer, use, payroll, employment, severance, withholding, duties, intangible, franchise, personal property, and other taxes, charges, levies or like assessments, together with all penalties and additions to tax and interest thereon, and (B) the term "Tax Return" shall mean any return, report, information return or other document (including elections, declarations, disclosures, schedules, estimates, and other returns or supporting documents) with respect to Taxes.

(k) Absence of Claims; Undisclosed Liabilities.

   (i) No litigation, proceeding or controversy before any court or governmental agency is pending, and there is no pending claim, action or proceeding against the Company or any of its Subsidiaries, or challenging the validity or propriety of the transactions contemplated by this Plan or the Option Agreement, and to the best knowledge of the Company, except as set forth in Section 3.3 (k)(i) of the Company's Disclosure Letter, no such litigation, proceeding, controversy, claim or action has been threatened, in each case as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate have or be reasonably expected to have a Material Adverse Effect on the Company. There are no claims (statutory or otherwise), demands, proceedings or other actions pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries by (A) any of their present or former employees or (B) any person who sought to become employed by the Company or any of its Subsidiaries.

   (ii) Except as set forth in Section 3.3(k)(ii) of the Company Disclosure Letter, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect on the Company.

   (iii) Except (A) as set forth in Section 3.3(k)(iii) of the Company's Disclosure Letter, (B) for those liabilities that are fully reflected or reserved against on the consolidated statement of financial condition of the Company as of March 31, 1996 and (C) for liabilities incurred in the ordinary course of business consistent with past practice since March 31, 1996 that, either alone or when combined with all similar liabilities, have not had, and could not reasonably be expected to have, a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has incurred any liabilities of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due).

   (l) Absence of Regulatory Actions. Except as set forth in Section 3.3(l) of the Company's Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities charged with the supervision or regulation of depository institutions or depositary institution holding companies or engaged in the insurance of bank and/or savings and loan deposits ("Government Regulators") nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

   (m) Agreements.

     (i) Except for the Option Agreement, the Company and its Subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K) to be performed after the date hereof that has not been filed with, or incorporated by reference in the Company Reports. Except as disclosed in the Company Reports filed prior to the date of this Plan or in
    Section 3.3(m)(i) of the Company's Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to an oral or written (A) consulting agreement (including data processing, software programming and licensing contracts) involving the payment of more than $250,000 per annum, in the case of any such agreement with an individual, or $250,000 per annum, in the case of any other such agreement, (B) agreement with any executive officer or other key employee of the Company or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered or any payments or rights are accelerated, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature contemplated by this Plan or the Option Agreement and which provides for the payment of more than $150,000, (C) agreement with respect to any executive officer of the Company or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than one year and for the payment of more than $100,000 per annum, (D) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan or the Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan or the Option Agreement or (E) except as set forth in Section 3.3(m)(i)(E) of the Company's Disclosure Letter, agreement containing covenants that limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, the Company (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency). Each contract, arrangement, commitment or understanding with an aggregate annual payment by the Company or the Bank of $250,000 or more, whether or not set forth in Section 3.3(m)(i) of the Company's Disclosure Letter, is referred to herein as a "Material Company Contract". The Company has previously delivered to Acquiror true and correct copies of each Material Company Contract.

     (ii) Except as set forth in Section 3(m)(ii) of the Company's Disclosure Letter, (A) each Material Company Contract is a valid and binding obligation of the Company or one of its Subsidiaries and is in full force and effect, (B) the Company and each of its Subsidiaries have in all material respects performed all obligations required to be performed by it to date under each Material Company Contract, (C) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material default on the part of the Company or any of its Subsidiaries under any such Material Company Contract, except where such default, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on the Company and (D) no other party to such Material Company Contract is, to the best knowledge of the Company, in default in any respect thereunder.

   (n) Labor Matters. Neither the Company or any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor, to the best knowledge of the Company, is there any strike, other labor dispute or organizational effort involving the Company or any of its Subsidiaries pending or threatened.

   (o) Employee Benefit Plans. Section 3.3(o) of the Company Disclosure Letter contains a complete list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, employment, termination, severance, medical, health and other benefit plans, contracts, agreements, arrangements, including, but not limited to, "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto in respect to any present or former directors, officers, or other employees of the Company or any of its Subsidiaries (hereinafter referred to collectively as the "Employee Plans"). (i) All of the Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; neither the Company nor any of its Subsidiaries has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company to a material tax or penalty imposed by either Section 4975 or 4976 of the Code or
Section 502 of ERISA; and all contributions required to be made under the terms of any Employee Plan have been timely made or have been reflected on the balance sheets contained or incorporated by reference in the Reports; (ii) no liability to the Pension Benefit Guaranty Corporation (the "PBGC") (except for payment of premiums) has been incurred, and no condition exists that presents a material risk to the Company or any ERISA Affiliate (as defined below) of incurring such a liability, with respect to any Employee Plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained by the Company or any entity (an "ERISA Affiliate") which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate Plan"); and no proceedings have been instituted to terminate any Pension Plan or ERISA Affiliate Plan; (iii) no Pension Plan or ERISA Affiliate Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Pension Plan and ERISA Affiliate Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Pension Plan or ERISA Affiliate Plan as of the end of the most recent plan year with respect to the respective Pension Plan or ERISA Affiliate Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan or ERISA Affiliate Plan prior to the date hereof, and there has been no material change in the financial condition of any such Pension Plan or ERISA Affiliate Plan since the last day of the most recent plan year; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan or ERISA Affiliate Plan within the 12-month period ending on the date hereof; (iv) neither the Company nor any ERISA Affiliate has provided or is required to provide security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code; (v) neither the Company nor any ERISA Affiliate has contributed to any "multiemployer plan", as defined in Section 3(37) of ERISA, on or after September 26, 1980; (vi) each Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA), and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service deeming such plan to be so qualified (a "Qualified Plan"); and no condition exists that is likely to result in revocation of any such favorable determination letter; (vii) all Employee Plans covering current or former non-U.S. employees comply in all material respects with applicable local law, and there are no material unfunded liabilities with respect to any Employee Plan which covers such employees;
(viii) there is no pending or threatened material litigation, administrative action or proceeding relating to any Employee Plan (other than benefit claims made in the ordinary course); (ix) there has been no announcement or commitment by the Company or any Subsidiary to create an additional Employee Plan, or to amend an Employee Plan except for amendments required by applicable law; (x) the Company and its Subsidiaries do not have any obligations for retiree health and life benefits under any Employee Plan except as set forth in Section 3.3(o) of the Company's Disclosure Letter, and there are no such Employee Plans that cannot be amended or terminated without incurring any liability thereunder;
(xi) except as set forth in Section 3.3(o) of the Company Disclosure Letter, neither the execution and delivery of this Plan nor the consummation of the transactions contemplated herein will automatically accelerate, or give the Company or any Subsidiary the right to accelerate, the time of payment or vesting, or increase the amount, of compensation due to any employee; (xii) except as specificially identified in Section 3.3(o) of the Company Disclosure Letter, and subject to the conditions, limitations and assumptions specified therein, neither the execution and delivery of this Plan nor the consummation of the transactions contemplated hereby will result in any payment or series of payments by the Company or any Subsidiary of the Company to any person which is an "excess parachute payment" (as defined in Section 280G of the Code) under any Employee Plan, increase or secure (by way of a trust or other vehicle) any benefits or compensation payable under any Employee Plan, or accelerate the time of payment or vesting of any such benefit or compensation, and (xiii) with respect to each Employee Plan, the Company has supplied to the Acquiror a true and correct copy, if applicable, of (A) the two most recent annual reports on the applicable form of the Form 5500 series filed with the Internal Revenue (the "IRS"), (B) such Employee Plan, including all amendments thereto, (C) each trust agreement and insurance contract relating to such Employee Plan, including all amendments thereto and the most recent financial statements thereof, (D) the most recent summary plan description for such Employee Plan, including all amendments thereto, if the Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Employee Plan is a Pension Plan, (F) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan and (G) the most recent financial statements and auditor's report relating to each Employee Plan, if applicable.

   (p) Title to Assets. The Company and each of its Subsidiaries has good and marketable title to its material properties and assets (including any intellectual property asset such as, without limitation, any trademark, service mark, trade name or copyright) other than (i) as reflected in the Company Reports, (ii) property as to which it is lessee and (iii) real estate owned as a result of foreclosure, transfer in lieu of foreclosure or other transfer in satisfaction of a debtor's obligation previously contracted.

   (q) Compliance with Laws. The Company and each of its Subsidiaries:

     (i) holds and has at all times held all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted, except where the failure to hold or make any such permit, license, certificate of authority, order, approval, filing, application or registration, as applicable, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on the Company; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened; and

     (ii) is in compliance, in the conduct of its business, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such business, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Americans With Disabilities Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act, except where the failure to be in compliance with any of the foregoing would not, individually or in the aggregate, have or be reasonably likely to have Material Adverse Effect on the Company.

    (r) Fees. Other than financial advisory services performed for the Company by CS First Boston Corporation in an amount and pursuant to an agreement both previously disclosed to the Acquiror, neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for the Company, its directors or any Subsidiary of the Company, in connection with the Plan or the Option Agreement or the transactions contemplated hereby.

   (s) Environmental Matters.

     (i) Except as set forth in Section 3.3.(s) of the Company Disclosure Letter, with respect to the Company and each of its Subsidiaries:

        (A) Each of the Company and its Subsidiaries and, to the best knowledge of the Company, the Participation Facilities (as defined below), to the extent of the Company's or any of its Subsidiaries' direct management of such Participation Facility, are, and have been, in substantial compliance with all Environmental Laws (as defined below);

        (B) There is no suit, claim, action, demand, executive or administrative order, directive or proceeding pending or, to the best knowledge of the Company, threatened, before any court, governmental agency or board or other forum against it or any of its Subsidiaries or, to the best knowledge of the Company, any Participation Facility relating to the Company's or any of its Subsidiaries' direct management of such Participation Facility (x) for alleged noncompliance with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by it or any of its Subsidiaries;

        (C) To the best knowledge of the Company, the properties currently or formerly owned or operated by the Company or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on or under the properties, and buildings thereon) are not and were not contaminated with any Hazardous Material (as defined below) that would reasonably be expected to give rise to a Material Adverse Effect on the Company;

        (D) None of it or any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any Federal, state, local or foreign Governmental Entity or any third party indicating that it may be in violation of, or liable under any Environmental Law.

   (ii) The following definitions apply for purposes of this Section 3.3(s):
(x) "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property; (y) "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, directive, executive or administrative order, judgment, decree, injunction, requirement or agreement with any Governmental Entity, (A) relating to the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended. The term "Environmental Law" includes, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the federal Water Pollution Control Act of 1972, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Disposal Amendments thereto), the federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, the Federal Hazardous Materials Transportation Act (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material; and (z) "Hazardous Material" means any substance in any concentration which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

   (t) Classified Loans. The Company has identified to Acquiror in writing prior to the date hereof all non-residential loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest bearing assets of the Company and its Subsidiaries with a current contractual balance in excess of $500,000 (with respect to commercial loans) and $750,000 (with respect to multi-family loans) that, as of June 30, 1996 have been criticized or classified by it or any bank examiner as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans" or words of similar import. The company and its subsidiaries shall, promptly after the end of any quarter following the date of this Plan, inform the Acquiror of any commercial or multifamily loan of the Company or any of its Subsidiaries with a current contractual balance amount in excess of $500,000 or $750,000, respectively, that becomes classified or criticized in a manner described in the previous sentence or any non-residential loan disclosed to Acquiror pursuant to the previous sentence the categorization of which shall have changed, and also shall provide Acquiror with a quarterly schedule or report indicating, by category, the aggregate amounts of all loans of the Company and its subsidiaries so classified or criticized.

   (u) Delaware Takeover Laws Inapplicable. The Board of Directors of the Company has taken all actions required to be taken by it to provide that this Plan and any amendment or revision thereto, and the transactions contemplated hereby or thereby, shall be exempt from the requirements of Section 203 of the State Corporation Law.

   (v) Material Interests of Certain Persons. Except as disclosed in the Company's Proxy Statement for its 1996 Annual Meeting of Stockholders, no officer or director of the Company or any Subsidiary of the Company, or any "associate" (as such term is defined in Rule 12b-2 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (whether real or personal, tangible or intangible) used in or pertaining to the business of the Company or any of its Subsidiaries.

   (w) Insurance. The Company and its Subsidiaries are presently insured, and since December 31, 1993 have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with prudent banking practice, customarily be insured. All of the insurance policies and bonds maintained by the Company and its Subsidiaries are in full force and effect, the Company and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion. No claim by the Company or any of its Subsidiaries on or in respect of an insurance policy or bond has been declined or refused by the relevant insurer or insurers. Between the date hereof and the Effective Time, the Company and its Subsidiaries will use commercially reasonable efforts to maintain the levels of insurance coverage in effect on the date hereof.

   (x) Books and Records. The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with GAAP and all applicable legal and accounting requirements.

   (y) Corporate Documents. The Company has delivered to the Acquiror true and complete copies of (i) its certificate of incorporation and by-laws and (ii) the charter, by-laws or other similar governing documents of each of its Subsidiaries, as each of them is in effect on the date hereof.

   (z) Board Action. The Boards of Directors of each of the Company and the Bank (at meetings duly called and held) have by the requisite vote of all directors present (i) determined that the Merger is advisable and (ii) approved this Plan, the Merger and (in the case of the Company's Board of Directors) the Option Agreement and the transactions contemplated hereby and thereby, and at its respective meeting, the Board of Directors of the Company has further determined that the Merger is in the best interests of the Company and its stockholders and has directed that, subject to the provisions of applicable law, this Plan be submitted for consideration by the Company's stockholders at a meeting of such stockholders.

   (aa) Indemnification. Except as set forth in Section 3.3 (aa) of the Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any indemnification agreement with any of its present or future directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of the Company (a "Covered Person"), and to the best knowledge of the Company, there are no claims for which any Covered Person would be entitled to indemnification under Section 4.7 if such provisions were deemed to be in effect.

   Loans. Each loan, other than any commercial or other loan the principal amount of which does not exceed $500,000 or $750,000, respectively, reflected as an asset on the consolidated statement of financial condition of the Company and its Subsidiaries as of March 31, 1996, and as of each date subsequent thereto for which the Company shall have delivered financial statements to the Acquiror pursuant to Section 4.17 hereof, (i) is evidenced by notes, agreements or other evidences of indebtedness which are true and genuine, except where the failure of any such loan to be so evidenced, either individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on the Company, and (ii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All such loans and extensions of credit that have been made by the Bank and that are subject to Section 11 of HOLA comply therewith. Section 3.3(bb) of the Company's Disclosure Letter includes (i) a listing of all such loans referred to in the first sentence of this Section 3.3(bb) the principal of which is past due or will become due within six months or less of June 30, 1996 and (ii) a listing of each loan, commitment or other borrowing management with any director, executive officer or ten percent stockholder of the Company or any of its Subsidiaries, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing.

   (cc) Derivatives Contracts; Structured Notes; Etc. Except as set forth in
Section 3.3 (cc) of the Company's Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivative contract (including various combinations thereof) (each a "Derivative Contract") or owns securities that (l) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (2) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance, and listed (as of the date hereof) in paragraph 3.3(cc) of its Disclosure Letter or disclosed in the Company Reports filed on or prior to the date hereof. All of such Derivative Contracts or other instruments are legal, valid and binding obligations of the Company or one of its Subsidiaries enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. The Company and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to the Company's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would have or would reasonably be expected to have a Material Adverse Effect on the Company.

     (dd) Rights Agreement. The Company has taken all action (including, if required, redeeming all of the outstanding Purchase Rights issued pursuant to the Rights Agreement or amending or terminating the Rights Agreement) necessary to ensure that (i) the execution and delivery of this Plan and the Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any person under the Rights Agreement or enable or require the Purchase Rights to be exercised, distributed or triggered, and (ii) except as disclosed in Section 3.3(dd) of the Company's Disclosure Letter, the consummation of the Merger will result in the expiration of the Purchase Rights.

   SECTION 3.4. Representations and Warranties of the Acquiror. The Acauiror represents and warrants to the Company that:

     (a) Recitals True. The facts set forth in the Recitals of this Plan with respect to the Acquiror and Merger Sub are true and correct in all material respects.

     (b) Corporate Qualification. Each of the Acquiror and the Merger Sub is in good standing in its jurisdiction of organization and as a foreign corporation in each jurisdiction where the properties owned, leased or operated or the business conducted by it requires such qualification. Each of the Acquiror and Merger Sub has the requisite corporate power and authority (including all federal, state, local and foreign government authorizations) to carry on its respective businesses as they are now being conducted and to own its respective properties and assets.

     (c) Corporate Authority.

        (i) The Acquiror has the requisite corporate power and authority to execute and deliver this Plan and, subject to the receipt of all required regulatory approvals, consents or nonobjections, as the case may be, to consummate the transactions contemplated hereby. The execution and delivery of this Plan and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of the Acquiror. This Plan has been duly and validly executed and delivered by the Acquiror and (assuming due authorization, execution and delivery by the Company) this Plan constitutes a valid and binding agreement of the Acquiror, enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affection creditors' rights and to general equity principles.

        (ii) Merger Sub has the requisite corporate power and authority to execute and deliver this Plan and, subject to the receipt of all required regulatory approvals, consents or nonobjections, as the case may be, to consummate the transactions contemplated hereby. The execution and delivery of this Plan and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporation action of Merger Sub and of the Acquiror as sole stockholder of Merger Sub. This Plan has been duly and validly executed and delivered by Merger Sub and (assuming due authorization, execution and delivery by the Company) this Plan constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (d) No Violations. The execution, delivery and performance of this Plan by each of the Acquiror and Merger Sub do not, and the consummation of the transactions contemplated hereby by the Acquiror and Merger Sub will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Acquiror or any Subsidiary of the Acquiror, or to which the Acquiror or any of its Subsidiaries (or any of their respective properties) is subject, or enable any person to enjoin the Merger, the Bank Merger or the other transactions contemplated hereby and thereby, (ii) a breach or violation of, or a default under, the certificate of incorporation or by-laws or similar organizational documents of the Acquiror or any of its Subsidiaries or
    (iii) a material breach or violation of, or a material default under (or an event which with due notice or lapse of time or both would constitute a material default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Acquiror or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or the agreement, instrument or obligation to which the Acquiror or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be bound or affected.

     (e) Consents and Approvals. Except for (A) the filing of an application with the OTS and approval of such application, (B) the filing with the SEC of the Proxy Statement, (C) the filing of the Certificate of Merger, (D) the filings required in connection with the Bank Merger, and (E) the consents and approvals set forth on Section 3.4(e) of the Acquiror's Disclosure Letter, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with the execution and delivery by the Acquiror and Merger Sub of this Plan and the consummation by the Acquiror and Merger Sub of the Merger and the other transactions contemplated hereby or the execution and delivery by Acquiror of the Option Agreement and the consummation by the Acquiror of the transactions contemplated thereby, and Acquiror knows of no reason why the Requisite Regulatory Approvals (as defined in Section 5.1(b)) should not be obtained.

     (f) Access to Funds. The Acquiror has, or on the Closing Date will have, all funds necessary to consummate the Merger and pay the aggregate cash portion of the Merger Consideration.

     (g) Board Action. The Board of Directors of the Acquiror, by the requisite vote, has (i) determined that the Merger is advisable and in the best interests of the Acquiror and its stockholders and (ii) approved this Plan, the Merger and the Option Agreement and the transactions contemplated hereby and thereby.

                            ARTICLE IV.  COVENANTS

   SECTION 4.1. Acquisition Proposals. The Company agrees that neither it nor any of its Subsidiaries shall authorize or permit any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal offer (including, without limitation, any proposal, tender offer or exchange offer to stockholders of the Company) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets, deposits or any equity securities of, the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, except to the extent legally required for the discharge by the Company's board of directors of its fiduciary duties as advised by such board's counsel with respect to an unsolicited offer from a third party, engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisiton Proposal. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties (other than the Acquiror) conducted heretofore with respect to any of the foregoing. The Company will take the necessary steps to inform promptly the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 4.1. The Company agrees that it will notify the Acquiror immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company or any of its Subsidiaries, and the Company shall promptly thereafter provide the details of any such communication to the Acquiror in writing. The Company also agrees that it promptly shall request each other person (other than the Acquiror) that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any of its Subsidiaries to return all confidential information heretofore furnished to such person by or on behalf of the Company or any of its Subsidiaries and enforce any such confidentiality agreements.

   SECTION 4.2. Certain Policies of the Company. At the request of the Acquiror, after the date on which all required federal depository institution regulatory approvals are received and prior to the Effective Time, the Company shall (i) to the extent consistent with GAAP and regulatory accounting principles and requirements, in each case as applied to financial institutions and not objected to by the

Company's independent certified public accountants, modify its loan, litigation and real estate valuation policies and practices (including modifying its loan classifications and levels of reserves and establishing specific reserves on loans and REO properties) and its other accounting methods or periods so as to be consistent with those of the Acquiror, (ii) pay or accrue certain expenses,
(iii) dispose of certain assets, and (iv) take any other action as Acquiror may reasonably request in order to facilitate and effect the transfer of contractual and other rights to Acquiror and the integration of the businesses and operations of the Company and Acquiror; provided, however, that the Company shall not be required to take such action unless (A) the Acquiror agrees in writing that all conditions to the Acquiror's obligation to consummate the Merger set forth in Article V hereof (other than the expiration of the 30-day statutory waiting period following approval of the Merger by the OTS) have been satisfied or waived, (B) the Company shall have received a written, irrevocable waiver by the Acquiror of its rights to terminate this Agreement, (C) all of the conditions to the Company's obligation to consummate the Merger (other than the statutory waiting period described above) shall have been satisfied, and
(D) Acquiror shall have delivered to the Company documentary evidence reasonably satisfactory to the Company certifying that Acquiror has sufficient cash to pay the aggregate Merger Consideration. The Company's representations, warranties and covenants contained in this Plan shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 4.2. Nothing contained herein shall be deemed to relieve the Company of its obligation to deliver the documents referred to in Section 5.2 hereof on the Effective Date.

   SECTION 4.3. Employees. Incorporated herein by this reference are the terms of that certain letter of even date herewith from Acquiror to the Company (the "Benefits Letter"), and in the event of any conflict between the provisions of this Agreement and the terms of the Benefits Letter, the terms of the Benefits Letter shall be controlling.

   SECTION 4.4. Access and Information. Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the Acquiror access, during normal business hours during the time period from the date of this Agreement to the Effective Time, to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, the Company shall, and shall cause its Subsidiaries to, make available to the Acquiror (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents which the Company is not permitted to disclose under applicable law), and (ii) all other information concerning its business, properties and personnel as the Acquiror may reasonably request. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the Company's customers, jeopardize any attorney-client privilege or contravene any law, rule, regulations, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. The Acquiror will hold all such information in confidence in accordance with the provisions of the confidentiality agreement, date July 1, 1996, between the Acquiror and the Company (the "Confidentiality Agreement"). No investigation by Acquiror or its representatives shall affect the representations, warranties, covenants or agreements of the Company set forth herein.

   SECTION 4.5. Regulatory Matters. (a) The parties hereto shall cooperate with each other and use their reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental authorities which are necessary or advisable to consummate the transactions contemplated by this Plan. The Company and the Acquiror shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or the Acquiror, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any governmental authority in connection with the transactions contemplated by this Plan. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental authorities necessary or advisable to consummate the transactions contemplated by this Plan and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

   (b) The Acquiror and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of the Acquiror, the Company or any of their respective Subsidiaries to any governmental authority in connection with the Merger and the other transactions contemplated by this Plan.

   (c) The Acquiror and the Company shall promptly furnish each other with copies of written communications received by the Acquiror or the Company, as the case may be, or any of their respective Subsidiaries, affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Plan) from, or delivered by any of the foregoing to, any governmental authority in respect of the transactions contemplated hereby.

   SECTION 4.6. Antitakeover Statutes. The Company shall take all steps necessary to exempt this Plan and the Option Agreement and the transactions contemplated hereby and thereby from the requirements of any state antitakeover law including, without limitations, Section 203 of the State Corporation Law, by action of its board of directors or otherwise.

   SECTION 4.7. Indemnification; Directors' and Officers' Insurance. (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Plan, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer, or employee of the Company, any of the Subsidiaries of the Company or any of their respective predecessors or (ii) this Plan, the Option Agreement, or any of the transactions contemplated hereby or thereby, including, without limitation, any actions taken in accordance with Sections 4.2 or 4.19, whether in any case asserted or arising before or after the Effective Time (collectively, the "Matters"), the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. From and after the Effective Time, through the sixth anniversary of the Effective Date, the Acquiror agrees to indemnify and hold harmless each Indemnified Party, against any costs or expenses (including reasonable attorneys' fees and expenses in advance of the final disposition of any claim, action, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking rerquired by applicable law), judgments, fines, losses, claims, damages or liabilities and amounts paid in settlement (collectively, "Costs") incurred in connection with any threatened or actual claim, action, suite, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of any of the Matters, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted by applicable law. The Acquiror agrees that it will also indemnify for a period of six years from the Effective Date in accordance with and subject to the terms and provisions of this Section 4.7(a) and Section 4.7(b), the advisors of the Company solely for Claims arising out of actions taken by them in accordance with Section 4.2 or 4.19 of this Plan. Notwithstanding anything to the contrary contained herein, all rights to indemnification in respect of any claim (a "Claim") asserted or made within such six year period shall continue until the final disposition of such Claim.

   (b) An Indemnified Party wishing to claim indemnification under Section 4.7(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Acquiror thereof, but the failure to so notify shall not relieve the Acquiror of any liability it may have to such Indemnified Party except to the extent such failure to notify materially prejudices the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Acquiror; provided, however, that (i) the Acquiror shall have the right to assume the defense thereof and upon such assumption the Acquiror shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Acquiror elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Acquiror and the Indemnified parties, the Indemnified Parties may retain counsel satisfactory to them, and the Acquiror shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) the Acquiror shall not be liable for any settlement effected without its prior written consent which consent shall not be unreasonably withheld; and provided further, that the Acquiror shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

   (c) Prior to the Effective Time the Company shall purchase, and for a period of six years after the Effective Time, Acquiror shall use its commercially reasonable efforts to maintain, directors and officers liability insurance "tail" or "runoff" coverage with respect to wrongful acts and/or omissions committed or allegedly committed prior to the Effective Time. Such coverage shall have an aggregate coverage limit over the term of such policy in an amount no less than the annual aggregate coverage limit under the Company's existing directors and officers liability policy, and in all other respects shall be at least comparable to such existing policy.

   (d) In the event Acquiror or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Acquiror assume the obligations set forth in this Section 4.7.

   (e) The provisions of this Section 4.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

   SECTION 4.8. Actions. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Plan as soon as practicable, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

   SECTION 4.9. Publicity. The initial press release announcing this Plan shall be a joint press release, and thereafter, subject to the provisions of applicable law and the rules of the New York Stock Exchange, the Company and the Acquiror shall consult with each other prior to issuing any press releases or otherwise making any statements, public or otherwise, with respect to the other or the transactions contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto.

   SECTION 4.10. Proxy Statement. Promptly, but in any event no later than 60 days following the date hereof, the Company shall prepare and file with the SEC the Proxy Statement. Thereafter, the Company shall respond to the comments of the staff of the SEC promptly following receipt thereof, and promptly thereafter shall mail the Proxy Statement to all holders of record (as of the applicable record date) of shares of Company Common Stock. The Company represents and covenants that the Proxy Statement and any amendment or supplement thereto, at the date of mailing to stockholders of the Company and the date of the meeting of the Company's stockholders to be held in connection with the Merger, will be in compliance with all relevant rules and regulations of the SEC and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Acquiror and the Company shall cooperate with each other in the preparation of the Proxy Statement. If requested by the Acquiror, the Company shall employ professional proxy solicitors to assist it in contacting stockholders in connection with the vote on the Merger.

   SECTION 4.11. Stockholders' Meeting. The Company shall take all action necessary, in accordance with applicable law and its articles of incorporation and by-laws, to convene a meeting of the holders of Company Common Stock as promptly as practicable for the purpose of considering and taking action required by this Plan. Except to the extent legally required for the discharge by the board of directors of its fiduciary duties as advised by such board's counsel, the board of directors of the Company shall recommend that the holders of the Company Common Stock vote in favor of and approve the Merger and adopt this Plan.

   SECTION 4.12. Notification of Certain Matters. The Company shall give prompt notice to the Acquiror of: (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Plan and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of the Company and its Subsidiaries taken as a whole to which the Company or any such Subsidiary is a party or is subject; and (b) any material adverse change in the financial condition, properties, business or results of operations of the Company and its Subsidiaries taken as a whole or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in any such change. Each of the Company and the Acquiror shall, and the Acquiror shall cause Merger Sub, when duly incorporated, to, give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Plan. Acquiror shall give prompt notice to the Company of the occurrence or non-occurrence of any event which would or (so far as reasonably can be foreseen at the time of such occurrence or non-occurrence) is reasonably likely to, prevent Acquiror from obtaining the funds necessary to consummate the Merger and pay the aggregate Merger Consideration; provided, however, that the delivery of any notice pursuant to this sentence shall not limit or otherwise affect the remedies available hereunder or otherwise to the Company.

   SECTION 4.13. Rights Agreement. The Company shall take all action necessary to ensure that this Plan and the Option Agreement and the transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any person under the Rights Agreement or enable or require the Purchase Rights to be exercised, distributed or triggered.

   SECTION 4.14. [INTENTIONALLY OMITTED]

   SECTION 4.15. Advice of Changes. The Company shall promptly advise the Acquiror of any change or event having a Material Adverse Effect on the Company and each party shall promptly advise the other of any change or event which such party believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time (and on the date prior to the Effective Date), the Company will promptly supplement or amend the Disclosure Letter delivered to the Acquiror in connection with the execution of this Plan to reflect any matter which, if existing, occurring or known at the date of this Plan, would have been required to be set forth or described in such Disclosure Letter or which is necessary to correct any information in such Disclosure Letter which has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Letter shall have any effect for the purpose of determining satisfaction of the conditions set forth in Section 5.2(b), hereof, or the compliance by the Company with the covenants and agreements made by it herein.

   SECTION 4.16. Current Information. During the period from the date of this Plan to the Effective Time, the Company will make available one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of the Acquiror and to report the general status of the ongoing operations of the Company and its Subsidiaries. The Company will promptly notify the Acquiror of any material change in the normal course of business or in the operation of the properties of the Company or any of its Subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the credible threat of significant litigation involving the Company or any of its Subsidiaries, and will keep the Acquiror fully informed of such events.

   SECTION 4.17. Subsequent Interim and Annual Financial Statements. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter ending after the date of this Plan, the Company will deliver to the Acquiror its Quarterly Report on Form 10-Q as filed with the SEC under the Exchange Act. As soon as reasonably available, but in no event later than March 31, 1997, the Company will deliver to Acquiror its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the SEC under the Exchange Act.

   SECTION 4.18. Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Plan, or to vest the Surviving Corporation or the Bank with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger or the Bank Merger, respectively, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, the Acquiror.

   SECTION 4.19. Cooperation in Financings. The Company agrees to cooperate with, and provide reasonable assistance to, Acquiror, at Acquiror's expense, in connection with any sale or distribution of securities (whether registered or otherwise) made by Acquiror or any of its affiliates in connection with the consummation of the transactions contemplated hereby including, without limitation, using its reasonable best effects to (i) making available on a timely basis such financial information of the Company and its Subsidiaries as may reasonably be required in connection with any such sale or distribution;
(ii) obtaining "cold comfort" letters and updates thereof from the Company's independent certified public accountants and opinion letters from the Company's attorneys, with such letter to be in customary form and to cover matters of the type customarily covered by accountants and attorneys in such transactions; and
(iii) making available representatives of the Company and its accountants and attorneys in connection with any such sale or distribution, including for purposes of due diligence and marketing efforts related thereto.

   SECTION 4.20. Goodwill Litigation. Following the Effective Time, the Acquiror shall and shall cause the Bank (and, subject to clause (iii) hereof, any permitted successor to the Bank), as applicable, to (i) take all actions necessary or desirable to pursue the Bank's claims in the Goodwill Litigation,
(ii) file with applicable regulatory agencies such periodic and other reports as are necessary to furnish and update information to holders of the Participation Interests or Secondary Participation Interests, (iii) refrain from taking any action that would violate the requirements of 31 U.S.C. Section 3727, including, without limitation, any action that would cause an "assignment" (as defined therein) of the claims to the Goodwill Litigation, and
(iv) refrain from taking any action to dismiss, settle, compromise or otherwise cease prosecution of Goodwill Litigation on terms that do not result solely in the payment of cash or other readily monetizable consideration by or on behalf of the United States to the Bank.

   SECTION 4.21. Litigation Recovery. As soon as practicable after the receipt of any payment from the United States in settlement of or in satisfaction of a final judgment obtained in the Goodwill Litigation, the Acquiror shall cause the Bank to distribute the applicable portion of such payment in a manner consistent with the terms of the certificates governing the rights of the holders of Participation Interests (a copy of which is attached hereto as Annex 4.21(a)) and the certificates governing the rights of the holders of the Secondary Participation Interests (which will be issued substantially in the form of the certificate attached hereto as Annex 4.21(b)).

   SECTION 4.22. Registration Statement. Promptly, but in any event no later than 60 days following the date hereof, the Bank shall prepare and file with the OTS a registration statement covering the issuance and distribution of the Secondary Participation Interests (the "Registration Statement"). Thereafter, the Bank shall respond to the comments of the staff of the OTS promptly following receipt thereof, and shall use its best efforts to have the Registration Statement declared effective as soon as possible. The Bank represents and covenants that the Registration Statement any amendment or supplement thereto, at the date of filing thereof, will be in compliance with all relevant rules and regulations of the OTS and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Acquiror shall cooperate with the Bank in the preparation of the Registration Statement and shall have the right to review the Registration Statement and to provide comments thereon prior to the Bank's filing of the Registration Statement or any amendment thereto with the OTS.

   SECTION 4.23. XCF Acceptance Corporation. Prior to the Effective Time, the Company and the Bank shall, and shall cause XCF Acceptance Corporation ("XCF") to use its best efforts to take all such actions as Acquiror may reasonably request to ensure that after the Effective Date the 6 1/2% Subordinated Notes are convertible solely into the Merger Consideration.

   SECTION 4.24. First Citizens Bank Agreement. Promptly following the date of this Plan, the Company shall, pursuant to its rights under the Agreement and Plan of Merger, dated as of April 14, 1996, between the Company and First Citizens Bank, restructure the acquisition by the Company of First Citizens Bank as a branch purchase transaction, and take all other action necessary to consummate such acquisition as restructured, including the amendment and/or withdrawal, as applicable, of its pending applications with the Federal Reserve Board and the Banking Department of the State of California with respect to such transaction as previously structured.

                    ARTICLE V. CONDITIONS TO CONSUMMATION

   SECTION 5.1. Conditions to Each Party's Obligations. The respective obligations of the Acquiror, Merger Sub (when duly incorporated) and the Company to effect the Merger shall be subject to the satisfaction prior to the Effective Time of the following conditions:

     (a) This Plan and Merger shall have been approved by the requisite vote of the stockholders of the Company in accordance with applicable law.

     (b) All regulatory approvals, consents and waivers required to consummate the transactions contemplated by this Plan (including without limitation the Merger, the Bank Merger and the registration, issuance and distribution of the Secondary Participation Interests) shall have been obtained and shall remain in full force and effect, and all applicable statutory waiting periods in respect thereof shall have expired (all such approvals and the expirations of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

     (c) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger, the Bank Merger or any other transaction contemplated by this Plan, and no litigation or proceeding shall be pending against the

    Acquiror or the Company or any of their Subsidiaries brought by any Governmental Entity seeking to prevent consummation of the transaction contemplated hereby.

     (d) No stature, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger, the Bank Merger or any other transaction contemplated by this Plan.

   SECTION 5.2. Conditions to the Obligations of the Acquiror. The obligations of the Acquiror and, when duly incorporated, Merger Sub to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

     (a) The Acquiror shall have received from KPMG Peat Marwick LLP, the Company's independent certified public accountants, "comfort" letters, dated (i) the date of the mailing of the Proxy Statement to the Company's stockholders and (ii) shortly prior to the Effective Date, with respect to certain financial information regarding the Company in the form customarily issued by such accountants at such time in connection with transactions of this type.

      (b) (i) The representations and warranties of the Company set forth in Sections 3.3(a), 3.3(b), 3.3(e), 3.3(g), 3.3(l), 3.3(u), 3.3(x), 3.3(z) and
    3.3(dd) of this Plan shall be true and correct in all respects as of the date of this Plan and (except to the extent such representations and warranties speak as of an earlier date and except to the extent modified by actions taken in compliance with this Plan) as of the Effective Date as though made on and as of the Effective Date and (ii) the representations and warranties of the Company set forth in this Plan other than those specifically enumerated in clause (i) hereof shall be true and correct in all respects as of the date of this Plan and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Date as though made on and as of the Effective Date; provided, however, that for purposes of determining the satisfaction of the condition contained in this clause (ii), no effect shall be given to any exception in such representations and warranties relating to the best knowledge of the Company, materially or a Material Adverse Effect, and provided further, however, that, for purposes of this clause (ii), such representations and warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on the Company. The Acquiror shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Effective Date, to the foregoing effect.

     (c) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Date, and the Acquiror shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the co-Principal Financial Officers of the Company, dated the Effective Date, to the foregoing effect.

     (d) The Acquiror shall have received an opinion, dated the Effective Date, from each of Irell & Manella LLP, counsel to the Company, and Vedder, Price, Kaufman & Kammholz, special counsel to the Company, covering the matters set forth on Annex 2 and Annex 3, respectively, and containing in each case, such customary assumptions, qualifications and limitations as are reasonably acceptable to the Acquiror. As to any matter in such opinions which involves matters of fact or matters relating to laws other than the law of the State of California, the General Corporation Law of the State of Delaware or federal securities or banking law, such counsel may rely upon the certificates of officers and directors of the Company and of public officials (as to matters of fact) and opinions of local counsel (as to matters of law), reasonably acceptable to the Acquiror, provided a copy of each such certificate and reliance opinion shall be attached as an exhibit to the opinion of such counsel.

     (e) Acquiror shall have received from the Company, to the extent necessary under the relevant option or warrant agreements, the written consent, in form and substance reasonably satisfactory to Acquiror, of all holders of options or warrants to purchase Company Common Stock (as set forth in the Company Disclosure Letter) to the termination of such options (to the extent not exercised prior to the Effective Time) in accordance with the provisions of Section 1.5 hereof.

   SECTION 5.3. Conditions to the Obligation of the Company. The obligation of the Company to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

     (a) The representations and warranties of the Acquiror set forth in this Plan shall be true and correct in all material respects as of the date of this Plan and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Date as though made on and as of the Effective Date. The Company shall have received a certificate signed on behalf of the Acquiror by the Chief Executive Officer and the Chief Financial Officer of the Acquiror, dated the Effective Date, to the foregoing effect.

     (b) The Acquiror shall have performed, in all material respects, each of its covenants and agreements contained in this Plan. The Company shall have received a certificate signed by the Chief

    Executive Officer and the Chief Financial Officer of the Acquiror, dated the Effective Date, to the foregoing effect documentary evidence reasonably satisfactory to the Company, dated the Effective Date, certifying that the Acquiror has sufficient funds to pay the aggregate Merger Consideration.

     (c) The Registration Statement shall have been declared effective by the OTS; and the OTS shall not have issued any order preventing or suspending the use of the Registration Statement or the delivery of the Secondary Participation Interests to the Exchange Agent or the holders of Company Common Stock.

     (d) The Company shall have received an opinion, dated the Effective Date, from each of Skadden Arps Slate Meagher & Flom, counsel to the Acquiror and Merger Sub, and in-house counsel to the Acquiror, covering the matters set forth on Annex 4 and Annex 5, respectively, and containing in each case such customary assumptions, qualifications and limitations as are reasonably acceptable to the Company. As to any matter in such opinions which involves matters of fact or matters relating to laws other than the General Corporation Law of the State of Delaware or federal securities or banking law, such counsel may rely upon the certificates of officers and directors of the Acquiror or Merger Sub and of public officials (as to matters of fact) and opinions of local counsel (as to matters of law), reasonably acceptable to the Company, provided a copy of each such reliance certificate and opinion shall be attached as an exhibit to the opinion of such counsel.

                           ARTICLE VI. TERMINATION

   SECTION 6.1. Termination. This Plan may be terminated, and the Merger abandoned, prior to the Effective Date, either before or after its approval by the stockholders of the Company:

     (a) by the mutual consent of the Acquiror and the Company in writing, if the board of directors of each so determines by vote of a majority of the members of its entire board;

     (b) by the Acquiror or the Company by written notice to the other party if either (i) any request or application for a Requisite Regulatory Approval shall have been denied or (ii) any Governmental Entity of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Plan;

     (c) by the Acquiror or the Company, if its board of directors so determines by vote of a majority of the members of its entire board, in the event that the Merger is not consummated by March 31, 1997 unless failure to so consummate by such time is due to the breach of any material representation, warranty or covenant contained in this Plan by the party seeking to terminate; provided, however, that in the event the Merger is not consummated by March 31, 1997, as a result of the failure to obtain Requisite Regulatory Approval for reasons entirely unrelated to the financing of the transaction, the capital structure of Acquiror or Merger Sub, the adequacy or Merger Sub's financial condition and/or the prospective effect or such financing, structure or condition on the Bank, the Acquiror may extend the termination date set forth herein to June 30, 1997;

     (d) by the Acquiror or the Company (provided that the Company shall not be entitled to terminate this Plan pursuant to this paragraph (d) if it shall be in material breach of any of its obligations under Section 4.11) if any approval of the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or at any adjournment or postponement thereof;

     (e) by the Acquiiror or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Plan on the part of the other party, which breach is not cured within thirty days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Effective Time, unless such breach is waived by the non-breaching party; provided, however, that neither party shall have the right to terminate this Plan pursuant to this
    Section 6.1(e) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby pursuant to Section

    5.2(b) (in the case of a breach of representation or warranty by the Company) or Section 5.3(a) (in the case of a breach of representation or warranty by the Acquiror);

     (f) by the Acquiror or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Plan on the part of the other party, which breach shall not have been cured or is incapable of being cured within thirty days following receipt by the breaching party of written notice of such breach from the other party hereto; or

     (g) by the Acquiror, if the Board of Directors of the Company does not publicly recommend in the Proxy Statement that the Company's stockholders approve and adopt this Plan or if, after recommending in the Proxy Statement that stockholders approve and adopt this Plan, the Board of Directors of the Company shall have withdrawn, modified or amended such recommendation in any respect adverse to the Acquiror.

   SECTION 6.2. Effect of Termination. In the event of the termination of this Plan by either the Acquiror or the Company, as provided above, this Plan shall thereafter become void and there shall be no liability on the part of any party hereto or their respective officers or directors, except that (i) the next to the last sentence of Section 4.4 and Sections 6.2, 8.2 and 8.6 shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damage arising out if its willful breach of any provisions of this Plan.

                ARTICLE VII. EFFECTIVE DATE AND EFFECTIVE TIME

   SECTION 7.1. Effective Date and Effective Time. On such date as Acquiror selects, which shall be within 30 days after the last to occur of the expiration of all applicable waiting periods in connection with the Requisite Regulatory Approvals and the satisfaction or waiver of all other conditions to the consummation of this Plan (other than those conditions relating to the receipt of officer's certificates or attorneys' opinions), or on such earlier or later date as may be agreed in writing by the parties, the Certificate of Merger shall be executed in accordance with all appropriate legal requirements and shall be filed as required by law, and the Merger provided for herein shall become effective upon such filing or on such date as may be specified in such Certificate of Merger. The date of such filing or such later effective date is herein called the "Effective Date". The "Effective Time" or the Merger shall be the time of such filing or such other time as set forth in such Certificate of Merger.

                         ARTICLE VIII. OTHER MATTERS

   SECTION 8.1. Interpretation. When a reference is made in this Plan to Sections or Annexes, such reference shall be to a Section of, or Annex to, this Plan unless otherwise indicated. The table of contents, tie sheet and headings contained in this Plan are for ease of reference only and shall not affect the meaning or interpretation of this Plan. Whenever the words "included", or "including" are used in this Plan, they shall be deemed followed by the words "without limitation". Any singular term in this Plan shall be deemed to include the plural, and any plural term the singular.

   SECTION 8.2. Survival. Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time shall survive the Effective Time. All other agreements and covenants and all representations and warranties shall be deemed to be conditions of the Plan and shall not survive the Effective Time.

   SECTION 8.3. Waiver. Prior to the Effective Time, any provision of this Plan may be: (i) waived by the party benefited by the provision; or (ii) amended or modified at any time by an agreement in writing between the parties hereto approved by their respective boards of directors, except that, after the vote by the stockholders of the Company, no amendment may be made that would contravene any provision of the State Corporation Law.

    SECTION 8.4. Counterparts. This Plan may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

   SECTION 8.5. Governing Law. This Plan shall be governed by, and interpreted in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Plan, the Option Agreement and of the documents referred to in this Plan and the Option Agreement and in respect of the transaction contemplated herein and therein, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Plan and the Option Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.7 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

   SECTION 8.6. Expenses. Without limiting or affecting the remedies available to the parties hereunder, each party hereto will bear all expenses incurred by it in connection with this Plan and the transactions contemplated hereby.

    SECTION 8.7. Notices. (All notices, requests, acknowledgements and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopy, telegram or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

       If to the Company or the Bank, to:

       Cal Fed Bancorp Inc.
       5700 Wilshire Boulevard
       Los Angeles, California 90036
       (213) 932-2900
       (213) 932-2869 (Fax)

       Attention:

       Edward G. Harshfield
       President and Chief Executive Officer

       With copies to:

       Douglas J. Wallis, Esq.
       Executive Vice President, General Counsel and Secretary
       Cal Fed Bancorp Inc.
       5700 Wilshire Boulevard
       Los Angeles, California 90036
       (213) 932-2900
       (213) 932-2869 (Fax)

       Kenneth Heitz, Esq.
       Irell & Manella LLP
       1800 Avenue of the Stars, Suite 900
       Los Angeles, California 90067
       (312) 277-1010
       (310) 203-7199 (Fax)

       Robert Stucker, Esq.
       Vedder, Price, Kaufman & Kammholz
       222 North LaSalle Street
       Chicago, Illinois 60601
       (312) 609-7500
       (312) 609-5005 (Fax)

       If to the Acquiror or Merger Sub, to:
       First Nationwide Bank, A Federal Savings Bank
       135 Main Street, 20th Floor
       San Francisco, CA 94105
       (415) 904-0167
       (415) 904-0190 (Fax)

       Attention:

       Carl B. Webb
       President and Chief Operating Officer

       With a copy to:

       Christie S. Flanagan, Esq.
       Executive Vice President and General Counsel
       First Nationwide Bank, A Federal Savings Bank
       200 Crescent Court, Suite 1350
       Dallas, TX 75201
       (214) 871-5188
       (214) 871-5199 (Fax)

    SECTION 8.8. Entire Agreement; Binding Agreement; Third Parties. This Plan, together with the Option Agreement, the Benefits Letter and the Disclosure Letters and all agreements referred to herein, including the Confidentiality Agreement, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of the Plan shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as to Section 4.7 and Section 4.20(iii), nothing in this Plan is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Plan.

   SECTION 8.9. Assignment. This Plan may not be assigned by any party hereto without the written consent of the other parties.

   SECTION 8.10. Severability. The provisions of this Plan shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Plan, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Plan and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

   SECTION 8.11. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Plan and shall not be deemed to limit or otherwise affect any of the provisions hereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed by their duly authorized officers as of the day and year first above written.

                                            FIRST NATIONWIDE HOLDINGS INC.,
                                            a Delaware corporation

                                            By: /s/ Glenn P. Dickes
                                               ------------------------------
                                                Name:  Glenn P. Dickes
                                                Title: Vice President

                                            CFB HOLDINGS, INC.
                                            By: /s/ Glenn P. Dickes
                                               ------------------------------
                                                Name:  Glenn P. Dickes
                                                Title: Vice President

                                            CAL FED BANCORP INC., a Delaware
                                            corporation

                                            By:
                                               ------------------------------
                                                Name:  Edward G. Harshfield
                                                Title: President and Chief
                                                       Executive Officer
                                            By:
                                               ------------------------------
                                                Name:  Douglas J. Wallis
                                                Title: Executive Vice
                                                       President, Secretary
                                                       and General Counsel

                                            CALIFORNIA FEDERAL BANK,
                                            A FEDERAL SAVINGS BANK
                                            By:
                                               ------------------------------
                                                Name:  Edward G. Harshfield
                                                Title: President and Chief
                                                       Executive Officer
                                            By:
                                               ------------------------------
                                                Name:  Douglas J. Wallis
                                                Title: Executive Vice
                                                       President, Secretary
                                                       and General Counsel

    SECTION 8.9. Assignment. This Plan may not be assigned by any party hereto without the written consent of the other parties.

   SECTION 8.10. Severability. The provisions of this Plan shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Plan, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Plan and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

   SECTION 8.11. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Plan and shall not be deemed to limit or otherwise affect any of the provisions hereof.

   IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed by their duly authorized officers as of the day and year first above written.

                                            FIRST NATIONWIDE HOLDINGS INC.,
                                            a Delaware corporation

                                            By:
                                               ------------------------------
                                                Name:  Glenn P. Dickes
                                                Title: Vice President

                                            CFB HOLDINGS, INC.
                                            By:
                                               ------------------------------
                                                Name:  Glenn P. Dickes
                                                Title: Vice President

                                            CAL FED BANCORP INC., a Delaware
                                            corporation

                                            By: /s/ Edward G. Harshfield
                                               ------------------------------
                                                Name:  Edward G. Harshfield
                                                Title: President and Chief
                                                       Executive Officer
                                            By: /s/ Douglas J. Wallis
                                               ------------------------------
                                                Name:  Douglas J. Wallis
                                                Title: Executive Vice
                                                       President, Secretary
                                                       and General Counsel

                                            CALIFORNIA FEDERAL BANK,
                                            A FEDERAL SAVINGS BANK
                                            By: /s/ Edward G. Harshfield
                                               ------------------------------
                                                Name:  Edward G. Harshfield
                                                Title: President and Chief
                                                       Executive Officer
                                            By: /s/ Douglas J. Wallis
                                               ------------------------------
                                                Name:  Douglas J. Wallis
                                                Title: Executive Vice
                                                       President, Secretary
                                                       and General Counsel